Exhibit 99.1

Company Contact:

Michael J. Fitzpatrick

Chief Financial Officer

OceanFirst Financial Corp.

Tel: (732)240-4500, ext. 7506

Fax: (732)349-5070

email: Mfitzpatrick@oceanfirst.com

FOR IMMEDIATE RELEASE

OceanFirst Financial Corp.

ANNOUNCES 26.0% INCREASE IN QUARTERLY NET INCOME

AVAILABLE TO COMMON STOCKHOLDERS AND

CONTINUATION OF CASH DIVIDEND

TOMS RIVER, NEW JERSEY, April 22, 2010…OceanFirst Financial Corp. (NASDAQ:OCFC), the holding company for OceanFirst Bank, today announced that net income available to common stockholders increased 26.0%, to $4.4 million for the quarter ended March 31, 2010 from $3.5 million for the corresponding prior year quarter. Diluted earnings per share amounted to $.24 for the quarter ended March 31, 2010 as compared to $.30 for the corresponding prior year period. The Company also announced that its Board of Directors declared a regular quarterly cash dividend on common stock of $.12 per share - covering the three month period ended March 31, 2010 - to be paid on May 14, 2010, to common shareholders of record on May 3, 2010.

CEO John R. Garbarino reflected on the increase in net income. “We are pleased with the strong growth in net income, largely the result of our November 2009 common stock secondary offering and subsequent redemption of preferred stock. Our Company maintains its strengthened capital position with Tangible Common Equity Capital of 8.5%. We are also pleased to sustain our quarterly common stock cash dividend, representing a current attractive yield for our shareholders.”

Results of Operations

Net interest income for the quarter ended March 31, 2010 increased to $19.0 million as compared to $15.7 million in the same prior year period, reflecting a higher net interest margin and higher levels of interest-earning assets. The net interest margin increased to 3.76% for the three months ended March 31, 2010 from 3.47% in the same prior year period. The yield on interest-earning assets decreased to 4.96%, as compared to 5.41% in the same prior year period. The cost of interest-bearing liabilities decreased to 1.35% for the three months ended March 31, 2010, as compared to 2.16% in the same prior year period. Average interest-earning assets increased by $216.8 million for the three months ended March 31, 2010 as compared to the same prior year period. The increase was in average mortgage-backed securities which increased $231.0 million.

The provision for loan losses increased to $2.2 million for the quarter ended March 31, 2010 as compared to $800,000 for the corresponding prior year period. The increased provision is due to higher levels of non-performing loans and net charge-offs.

Other income decreased to $3.0 million for the three months ended March 31, 2010 as compared to $3.2 million in the same prior year period. Loan servicing income (loss) increased to income of $46,000 for the quarter ended March 31, 2010 from a loss of $230,000 in the same prior year period. The loss for the quarter ended March 31, 2009 was due to an impairment to the loan servicing asset of $263,000. The net gain on sales of loans decreased to $503,000 for the three months ended March 31, 2010 as compared to $673,000 for the three months ended March 31, 2009 due to a decline in the volume of loans sold. The net loss from other real estate operations was $335,000 for the quarter ended March 31, 2010 as compared to a loss of $1,000 in the same prior year period due to write-downs in the value of properties previously acquired.

Operating expenses amounted to $12.7 million for the three months ended March 31, 2010, as compared to $11.8 million for the corresponding prior year period. The increase was primarily related to increases in compensation and employee benefits costs relating to incentive compensation and stock plan expense. The increase was also due to the reduction in mortgage loan closings from prior year levels. Higher loan closings in the prior year increased deferred loan expense which is reflected as a reduction to compensation expense.

Dividends on preferred stock and discount accretion totaled $458,000 for the quarter ended March 31, 2009 as compared to no amounts in the current year period. The preferred stock was redeemed on December 30, 2009.

Financial Condition

Mortgage-backed securities available for sale increased to $367.2 million at March 31, 2010 as compared to $213.6 million at December 31, 2009. The increase is due to purchases of $162.8 million in mortgage-backed securities, all of which were issued by U.S. government sponsored enterprises. Loans receivable, net increased by $10.9 million at March 31, 2010 as compared to December 31, 2009 partly due to increased commercial and commercial real estate lending. At March 31, 2010, the Company was holding subprime loans with a gross principal balance of $2.2 million and a carrying value, net of write-offs and lower of cost or market adjustment of $1.8 million. Deposits increased to $1,381.1 million at March 31, 2010 from $1,364.2 million at December 31, 2009. The growth was concentrated in core deposits, defined as all deposits excluding time deposits, which increased $25.2 million. Time deposits decreased $8.3 million as the Bank continued to moderate its pricing for this product. Federal Home Loan

Bank advances increased to $521.1 million at March 31, 2010 from $333.0 million at December 31, 2009 and were primarily used to fund the increase in mortgage-backed securities. Stockholders’ equity increased to $187.2 million at March 31, 2010 as compared to $183.5 million at December 31, 2009 due to net income and a reduction in accumulated other comprehensive loss partly offset by the cash dividend on common stock.

Asset Quality

The Company’s non-performing loans totaled $32.3 million at March 31, 2010, an increase from $28.3 million at December 31, 2009. The increase was concentrated in one-to-four family and consumer loans and is reflective of the weak economic environment. Non-performing loans at March 31, 2010 include $644,000 of loans repurchased due to early payment default that were written down to market value on the date of repurchase and $2.1 million of loans previously held for sale that were also written down to market value. For the three months ended March 31, 2010, the Company realized net loan charge-offs of $1.3 million. Of this amount, $844,000 are charge-offs relating to loans originated by Columbia Home Loans, LLC, (“Columbia”), the Company’s mortgage banking subsidiary which has since been shuttered.

The reserve for repurchased loans, which is included in other liabilities in the Company’s consolidated statements of financial condition, was $819,000 at March 31, 2010, unchanged from December 31, 2009. There was no provision for repurchased loans and no charge-offs during the quarter ended March 31, 2010. At March 31, 2010, there is one outstanding loan repurchase request on a loan with a principal balance of $236,000 which the Company is evaluating. There are also six claims from one loan investor totaling $2.2 million that the Company believes are covered by a settlement agreement and release between Columbia and the loan investor executed in August 2007. The Company intends to vigorously contest these claims and believes there are valid defenses, including the settlement and release agreement.

Conference Call

As previously announced, the Company will host an earnings conference call on Friday, April 23, 2010 at 11:00 a.m. Eastern time. The direct dial number for the call is (800) 860-2442. For those unable to participate in the conference call, a replay will be available. To access the replay, dial (877)344-7529, Replay Conference Number 439365, from one hour after the end of the call until May 5, 2010. The conference call, as well as the replay, are also available (listen-only) by internet webcast at www.oceanfirst.com in the Investor Relations section.

OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank, founded in 1902, is a federally-chartered stock savings bank with $2.2 billion in assets and twenty-three branches located in Ocean, Monmouth and Middlesex counties, New Jersey. The Bank is the largest and oldest community-based financial institution headquartered in Ocean County, New Jersey.

OceanFirst Financial Corp.’s press releases are available by visiting us at www.oceanfirst.com.

Forward-Looking Statements

This news release contains certain forward-looking statements which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and the subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area and accounting principles and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake – and specifically disclaims any obligation – to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

OceanFirst Financial Corp.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands, except per share amounts)

	March 31, 2010	December 31, 2009	March 31, 2009
	(Unaudited)		(Unaudited)
ASSETS

Cash and due from banks	$20,884	$23,016	$23,769
Investment securities available for sale	39,177	37,267	27,557
Federal Home Loan Bank of New York stock, at cost	27,906	19,434	19,031
Mortgage-backed securities available for sale	367,189	213,622	97,271
Loans receivable, net	1,640,149	1,629,284	1,650,133
Mortgage loans held for sale	1,668	5,658	1,787
Interest and dividends receivable	6,818	6,059	6,576
Real estate owned, net	2,864	2,613	1,457
Premises and equipment, net	21,862	22,088	20,988
Servicing asset	6,147	6,515	6,735
Bank Owned Life Insurance	40,166	39,970	39,365
Other assets	24,403	24,502	19,064

Total assets	$2,199,233	$2,030,028	$1,913,733

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits	$1,381,108	$1,364,199	$1,313,470
Securities sold under agreements to repurchase with retail customers	67,969	64,573	73,054
Federal Home Loan Bank advances	521,100	333,000	320,000
Other borrowings	27,500	27,500	27,500
Due to brokers	—	40,684	—
Advances by borrowers for taxes and insurance	8,047	7,453	8,491
Other liabilities	6,328	9,083	13,020

Total liabilities	2,012,052	1,846,492	1,755,535

Stockholders’ equity:
Preferred stock, $.01 par value, $1,000 liquidation preference, 5,000,000 shares authorized, no shares issued at March 31, 2010 and December 31, 2009, 38,263 shares issued at March 31, 2009	—	—	37,225
Common stock, $.01 par value, 55,000,000 shares authorized, 33,566,772, 33,566,772 and 27,177,372 shares issued and 18,821,956, 18,821,956 and 12,364,573 shares outstanding at March 31, 2010, December 31, 2009 and March 31, 2009, respectively	336	336	272
Additional paid-in capital	259,837	260,130	205,819
Retained earnings	165,277	163,063	161,409
Accumulated other comprehensive loss	(9,102)	(10,753)	(16,009)
Less: Unallocated common stock held by Employee Stock Ownership Plan	(4,703)	(4,776)	(4,995)
Treasury stock, 14,744,816, 14,744,816 and 14,812,799 shares at March 31, 2010, December 31, 2009 and March 31, 2009, respectively	(224,464)	(224,464)	(225,523)
Common stock acquired by Deferred Compensation Plan	943	986	970
Deferred Compensation Plan Liability	(943)	(986)	(970)

Total stockholders’ equity	187,181	183,536	158,198

Total liabilities and stockholders’ equity	$2,199,233	$2,030,028	$1,913,733

OceanFirst Financial Corp.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	For the three months ended March 31,
	2010	2009
	(Unaudited)
Interest income:
Loans	$21,984	$23,172
Mortgage-backed securities	2,762	768
Investment securities and other	330	450

Total interest income	25,076	24,390

Interest expense:
Deposits	3,432	5,096
Borrowed funds	2,674	3,632

Total interest expense	6,106	8,728

Net interest income	18,970	15,662

Provision for loan losses	2,200	800

Net interest income after provision for loan losses	16,770	14,862

Other income:
Loan servicing income (loss)	46	(230)
Fees and service charges	2,557	2,518
Net gain on sales of loans and securities available for sale	503	673
Net loss from other real estate operations	(335)	(1)
Income from Bank Owned Life Insurance	196	231
Other	1	3

Total other income	2,968	3,194

Operating expenses:
Compensation and employee benefits	6,530	5,828
Occupancy	1,464	1,474
Equipment	476	449
Marketing	304	324
Federal deposit insurance	634	502
Data processing	830	835
Legal	296	577
Check card processing	317	251
Accounting and audit	143	160
General and administrative	1,708	1,384

Total operating expenses	12,702	11,784

Income before provision for income taxes	7,036	6,272
Provision for income taxes	2,632	2,319

Net income	4,404	3,953
Dividends on preferred stock and warrant accretion	—	458

Net income available to common stockholders	$4,404	$3,495

Basic earnings per share	$0.24	$0.30

Diluted earnings per share	$0.24	$0.30

Average basic shares outstanding	18,132	11,696

Average diluted shares outstanding	18,180	11,743

OceanFirst Financial Corp.

SELECTED CONSOLIDATED FINANCIAL DATA

(in thousands, except per share amounts)

	At March 31, 2010	At December 31, 2009	At March 31, 2009

STOCKHOLDERS’ EQUITY
Stockholders’ equity to total assets	8.51%	9.04%	8.27%
Common shares outstanding (in thousands)	18,822	18,822	12,365
Stockholders’ equity per common share	$9.94	$9.75	$9.78
Tangible stockholders’ equity per common share	9.94	9.75	9.78

ASSET QUALITY
Non-performing loans:
Real estate – one-to-four family	$22,633	$19,142	$9,850
Commercial real estate	4,844	5,152	6,797
Construction	368	368	67
Consumer	3,992	3,031	2,084
Commercial	466	627	904

Total non-performing loans	32,303	28,320	19,702
REO, net	2,864	2,613	1,457

Total non-performing assets	$35,167	$30,933	$21,159

Delinquent loans 30 to 89 days	$11,478	$15,528	$14,184

Allowance for loan losses	$15,632	$14,723	$12,019

Allowance for loan losses as a percent of total loans receivable	0.94%	0.89%	0.72%
Allowance for loan losses as a percent of non-performing loans	48.39	51.99	61.00
Non-performing loans as a percent of total loans receivable	1.95	1.72	1.18
Non-performing assets as a percent of total assets	1.60	1.52	1.11

	For the three months ended March 31,
	2010	2009
PERFORMANCE RATIOS (ANNUALIZED)
Return on average assets	0.83%	0.84%
Return on average stockholders’ equity	9.61	10.46
Interest rate spread	3.61	3.25
Interest rate margin	3.76	3.47
Operating expenses to average assets	2.39	2.49
Efficiency ratio	57.90	62.49

OceanFirst Financial Corp.

SELECTED LOAN AND DEPOSIT DATA

(in thousands)

LOANS RECEIVABLE

	At March 31, 2010	At December 31, 2009

Real estate:
One- to-four family	$953,612	$954,736
Commercial real estate, multi-family and land	402,098	396,883
Construction	9,585	9,241
Consumer	215,115	217,290
Commercial	75,423	70,214

Total loans	1,655,833	1,648,364

Loans in process	(3,262)	(3,466)
Deferred origination costs, net	4,878	4,767
Allowance for loan losses	(15,632)	(14,723)

Total loans, net	1,641,817	1,634,942

Less: mortgage loans held for sale	1,668	5,658

Loans receivable, net	$1,640,149	$1,629,284

Mortgage loans serviced for others	$941,241	$952,871
Loan pipeline	84,140	90,320

	For the three months ended March 31,
	2010	2009

Loan originations	$107,668	$127,249
Loans sold	29,283	48,438
Net charge-offs	1,291	446

DEPOSITS

	At March 31, 2010	At December 31, 2009
Type of Account

Non-interest-bearing	$117,562	$107,721
Interest-bearing checking	615,618	615,347
Money market deposit	100,086	96,886
Savings	243,970	232,081
Time deposits	303,872	312,164

	$1,381,108	$1,364,199

OceanFirst Financial Corp.

ANALYSIS OF NET INTEREST INCOME

	FOR THE THREE MONTHS ENDED MARCH 31,
	2010			2009
	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST
	(Dollars in thousands)
Assets
Interest-earning assets:
Interest-earning deposits and short-term investments	$—	$—	—%	$—	$—	—%
Investment securities (1)	55,971	126.90		56,136	301	2.14
FHLB stock	24,284	204	3.36	19,102	149	3.12
Mortgage-backed securities (1)	307,528	2,762	3.59	76,492	768	4.02
Loans receivable, net (2)	1,632,904	21,984	5.39	1,652,110	23,172	5.61

Total interest-earning assets	2,020,687	25,076	4.96	1,803,840	24,390	5.41

Non-interest-earning assets	107,697			85,853

Total assets	$2,128,384			$1,889,693

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Transaction deposits	$965,181	1,984.82		$844,953	2,653	1.26
Time deposits	306,230	1,448	1.89	360,136	2,443	2.71

Total	1,271,411	3,432	1.08	1,205,089	5,096	1.69
Borrowed funds	537,561	2,674	1.99	411,199	3,632	3.53

Total interest-bearing liabilities	1,808,972	6,106	1.35	1,616,288	8,728	2.16

Non-interest-bearing deposits	113,518			105,363
Non-interest-bearing liabilities	22,540			16,944

Total liabilities	1,945,030			1,738,595
Stockholders’ equity	183,354			151,098

Total liabilities and stockholders’ equity	$2,128,384			$1,889,693

Net interest income		$18,970			$15,662

Net interest rate spread (3)			3.61%			3.25%

Net interest margin (4)			3.76%			3.47%

(1)	Amounts are recorded at average amortized cost.
(2)	Amount is net of deferred loan fees, undisbursed loan funds, discounts and premiums and estimated loss allowances and includes loans held for sale and non-performing loans.
(3)	Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average interest-earning assets.

975 Hooper Avenue — Toms River, NJ 08753 — 732.240.4500 tel — wwwoceanfirst.com